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                                                                  EXHIBIT 99.1

News Release                                            Fred Kocher
Immediate                                   Director, Corporate Communications
June 26, 2002                                           508.616.7819
                                                    fkocher@neoninc.com


             NEON COMMUNICATIONS TO COMPLETE FINANCIAL RESTRUCTURING
    AND REDUCE DEBT BY APPROXIMATELY $250 MILLION THROUGH A CHAPTER 11 FILING

    NEON WILL CONTINUE OPERATIONS AND UNINTERRUPTED SERVICE TO ITS CUSTOMERS

WESTBOROUGH, MA - NEON(R) Communications, Inc. [OTCBB-NOPT], a leading provider of advanced optical networkinG solutions and services in the northeast and mid-Atlantic markets, today announced that it has filed a plan to reduce the Company's debt by approximately $250 million through a Chapter 11 filing, which was developed with a committee representing holders of more than ninety percent of the Company's 12-3/4% Senior Notes due 2008 (Senior Notes). In order to effectuate the plan, the Company and its wholly-owned operating subsidiary, NEON Optica, Inc., have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

NEON Chairman and CEO Stephen Courter said: "With widespread support for the plan, we expect the reorganization process to go smoothly and the Company's operations to continue uninterrupted." Courter went on to say: "During the reorganization under Chapter 11, NEON expects to continue its strong customer commitment."

Under the plan, general unsecured creditors of the Company will receive shares of common stock in the reorganized company in exchange for the obligations owed them by the Company. NEON anticipates obtaining, subject to Bankruptcy Court approval, a commitment for $12.5 million of debtor-in-possession financing should such financing be required by NEON during the bankruptcy. As part of the plan, NEON will also obtain additional funding and other considerations from Mode 1 Communications, Inc. in exchange for common stock in the reorganized company. Mode 1 is an affiliate of Northeast Utilities. The Company's current equity and subordinated debt will be extinguished in connection with the plan of reorganization proposed by NEON.

The court must first approve the disclosure statement for distribution to creditors for vote solicitation and thereafter confirm the proposed plan. Although NEON is submitting the plan with the support of the committee representing the holders of more than ninety percent of the Company's Senior Notes, the outcome of this process cannot be predicted with certainty. The


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summary of the plan of reorganization contained herein is not intended to be a complete description of NEON's plan of reorganization, and such summary is qualified in its entirety by reference to the plan of reorganization. The Company's proposed plan and disclosure statement are on file with the Clerk of the Bankruptcy Court.

NEON Communications is a wholesale provider of high bandwidth and advanced optical networking solutions and services to communications carriers on intercity, regional and metro networks in the twelve-state northeast and mid-Atlantic markets.

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NEON is a registered trademark of NEON Communications, Inc.

(NOTE: This news release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated, including those risks detailed in the section entitled "Risk Factors" and elsewhere in the Company's form 10-K for the year ended December 31, 2001, Quarterly Report on Form 10-Q for the three months ended March 31, 2002, Registration Statement on Form S-3 (File Nos. 333-58752 and 333-70064), and subsequent filings with the U.S. Securities and Exchange Commission, and should be read in light of these risks. The Company assumes no obligation to update the information contained in this news release.)

(NOTE: This news release is solely for informational purposes and is not intended to be a solicitation of votes concerning the proposed plan of reorganization.)